AMENDMENT NO. 1 TO PURCHASE AGREEMENT

THIS AMENDMENT is made and entered effective as of April 18, 2008 by and between DANIEL K. DONKEL (“Donkel”) and SAMUEL H. CADE (“Cade”)(hereinafter collectively referred to as "Sellers") and COLUMBUS VENTURES, INC. (hereinafter called "Buyer").

WHEREAS:

A. The Sellers and the Buyer have entered into an agreement titled "Purchase Agreement (North Slope Leases)" (hereinafter called "Purchase Agreement") whereby the Buyer agreed to acquire certain State of Alaska oil and gas leases from the Sellers for $621,607.50;

B. The Sellers and the Buyer (hereinafter collectively referred to as "Parties") wish to amend the Purchase Agreement by changing and modifying the dates of certain payments set forth in the Purchase Agreement, all as set forth in this Amendment..

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.	AMENDMENT TO SECTION 3

Section 3(a) of the Purchase Agreement is hereby amended and modified as follows:

1.1 The date of the $125,000.00 payment stated to be due and payable on or before Friday, April 11, 2008 is hereby amended and modified whereby the said $125,000.00 payment is due and payable on or before Friday, April 18, 2008.

1.2 The date of the $115,000.00 payment stated to be due and payable on or before Friday, April 25, 2008 is hereby amended and modified whereby the said $115,000.00 payment is due and payable on or before Friday, May 30, 2008. The Parties acknowledge and agree that as a result of the foregoing change a total of $230,000.00 shall be due and payable on or before Friday, May 30, 2008.

2.	AMENDMENT TO SECTION 9

Section 9 of the Purchase Agreement is hereby modified and amended by deleting reference to the date “April 11, 2008” and replacing it with the date “April 18, 2008.” The Parties hereto further covenant and agree that, on or before April 18, 2008, both the Purchase Agreement, as amended herein, is deemed and considered to have been fully executed and further that the initial $125,000.00 payment provided for in Section 3(a) above was deemed to have been received by the Escrow Agent. Accordingly, none of the Parties can hereinafter assert or allege that the Purchase Agreement, as amended herein, is, or was, null and void and of no further force and effect.

3.	AMENDMENT TO SECTION 12.

Section 12(a) of the Purchase Agreement is hereby modified and amended by deleting reference to the date “April 25, 2008” and replacing it with the date “May 30, 2008.” The Parties hereto further covenant and agree that, as a result of the foregoing change, a total of $230,000.00 shall be due and payable on or before Friday, May 30, 2008 under the provisions of Section 12(a) and 12(b) of the Purchase Agreement, as amended herein.

4.	balance of terms

4.1 All other terms of the Purchase Agreement shall remain in full force and effect.

4.2 In the event of any conflict in the terms of this Amendment with the terms of the Purchase Agreement, the terms of this Amendment shall govern and control.

5.	counterpart execution

For the sake of simplicity in execution, this Amendment to the Purchase Agreement may be executed by original or telefax signature in any number of counterparts, each of which shall be deemed an original hereof. All counterparts of this Amendment to the Purchase Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

IN WITNESS WHEREOF. the parties hereto have executed this Amendment to the Purchase Agreement as of the date first written above.

SELLERS:	BUYER:

/s/ Daniel K. Donkel
DANIEL K. DONKEL	COLUMBUS VENTURES, INC.

/s/ Samuel H. Cade	By:	/s/ Alvaro Vollmers
SAMUEL H. CADE		Alvaro Vollmers, CEO

ESCROW AGENT AGREES TO THE TERMS SET FORTH IN SECTIONS 3 AND 12 OF THE FOREGOING AMENDMENT NO. 1 TO PURCHASE AGREEMENT:

RYAN GUNSAULS & O’DONNELL

By:	/s/ Douglas Barr
Douglas Barr